WEBSITE AND DATABASE
                              DEVELOPMENT AGREEMENT

                                  By and Among

                          Full Circle Promotions, Inc.,
                              a Nevada corporation

                                       and

                                JCL Style, Inc.,
                             a Delaware corporation


         THIS WEBSITE AND DATABASE DEVELOPMENT AGREEMENT ("Agreement") is made and entered into in duplicate this ___ day of _____, 2002, by and among Full Circle Promotions, Inc., a Nevada corporation ("Contractor"), and JCL Style, Inc., a Delaware corporation ("Purchaser").

                                    RECITALS

         A. The Contractor desires to develop, on the terms and subject to the conditions specified in this Agreement, a Website and Database, hereinafter described, for the Purchaser.

         B. Purchaser desires to acquire, and the Contractor desires to develop for Purchaser, the Website and Database with features as described herein to be designed and developed by Contractor, in addition to any necessary literature, manuals, handbooks, schematics and supporting documentation required by Purchaser to utilize the Website and Database, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:





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                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, in addition to terms defined elsewhere in this Agreement, the terms specified below in this Article I shall have the definitions and meanings specified immediately after those terms, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions and meanings specified below suggest, indicate, or express agreements between or among parties to this Agreement, or specify representations or warranties or covenants of a party, the parties agree to the same by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties, and covenants specified elsewhere in this Agreement, and the article or section of this Agreement within which such an agreement, representation, warranty, or covenant is specified shall have no separate meaning or effect on the same.

         1.1 "Agreement". This Website and Database Development Agreement, including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.

         1.2 "Website". Shall consist of a customized, publicly accessible Internet site with a domain name as agreed upon by the parties that has a user interface capability, allows customers to view and purchase Purchaser's Products, and is capable of tracking user data and frequency of access statistics. The Website shall have features as specified in Section 1.7.

         1.3 "Database". Shall include a data tracking and collection program designed and developed to compile, manipulate, edit and update product and customer data. Such data shall include customers' names, address, ordering history and preferences, as well as product features, prices, shipping, inventory, sales and returns. The Database shall include onsite training provided by Contractor as specified herein, along with printed step-by-step documentation in use of the Database.



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         1.4 "Purchaser". JCL Style, Inc., a Delaware corporation, which, pursuant to the provisions of this Agreement, is purchasing the Website.

         1.5 "Contractor". Full Circle Promotions, Inc., a Nevada corporation, which, pursuant to the provisions of this Agreement, is developing the Website for the Purchaser.

         1.6 "Proprietary Information". Shall mean and include, without limitation, any and all marketing and sales data, plans and strategies, financial projections, Purchaser client lists, prospective client lists, promotional ideas, data concerning Purchaser's services, designs, methods, inventions, improvements, discoveries, designs whether or not patentable, "know-how", training and sales techniques, and any other information of a similar nature disclosed to Contractor or otherwise made known to Contractor as a consequence of or through this Agreement during the term hereof. The term Proprietary Information shall not include any information that (i) at the time of the disclosure or thereafter is or becomes generally available to and known by the public, other than as a result of a disclosure by Contractor or any agent or representative of Contractor in violation of this Agreement, or (ii) was available to Contractor on a non-confidential basis from a source other than Purchaser, or any of Purchaser's officers, directors, employees, agents or other representatives.

         1.7 "Website Features". Consists of the following:

(a) An online customer interface capability for customers to browse and purchase Purchaser's products.

(b) One page for each of Purchaser's products offered; each page shall feature an image, description and price of that product, as provided by Purchaser.

(c) Data collection capability for Purchaser's customer database, which shall include, as a minimum, the capability to collect and record customers' first names, last names, e-mail addresses, shipping information and customers' product interests.

(d) Utilization of Yahoo! Storefront management and setup capabilities, with links to Purchaser's Website, as described herein.

(e) Capability for Purchaser to add, delete or edit and publish additional product pages as desired.



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         1.8 "Software". Consists of any necessary computer program or programs designed to publish Purchaser's Website with the Features as described, and compatible with the website hosting service upon which the Website will be hosted, and to operate Purchaser's Database as described herein.

                  (a) The Software for the Database will be delivered as follows:

                           (i) On a compact disk, floppy disks or other medium
                               as selected by Contractor;

                           (ii) In object code language or subject code language
                                as determined by Contractor.

                  (b) All related printed documentation, including manuals covering the installation, application, and use of the computer program and published specifications.

                  (c) All subsequent improvements to either the computer program or the related printed documentation made by either Contractor or Purchaser.

         1.9 "Completion". The completion of the design and development of the Website by the Contractor, which shall occur in two phases, "Phase One" and "Phase Two":

                  (a) Phase One shall consist of Contractor's completion and Purchaser's acceptance of the initial operational version of the Website and Database, with the Features as specified herein. Upon completion of Phase One, the Website shall be posted on the website hosting service agreed to by the Parties.

                  (b) Phase Two shall consist of any additional or subsequent capabilities or modifications that Purchaser requests after the completion of Phase One. Contractor and Purchaser agree and acknowledge that such subsequent changes will require additional time and development costs. Such modifications do not include minor and routine maintenance.

         1.10 "Completion Date". The date on which the Completion actually occurs, which shall be no later than August 31, 2002, unless otherwise agreed in writing by the parties.




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




         1.11 "Consideration". Two Thousand Five Hundred Dollars, in U.S. currency ($2,500.00) payable as specified in Article IV of the Agreement, by the Purchaser to the Contractor in exchange for the purchase of the Website.

         1.12 "Minor Maintenance". Shall include link updates and corrections to existing text, graphics or images, and minimal page code changes as needed. This shall exclude replacing blocks of text, major page reconstruction, new pages, or navigation structure changes.

         1.13 "Transaction". The development and sale of the Website for the Consideration as contemplated by, and on the terms and subject to the conditions of, this Agreement.

                                   ARTICLE II
                       DEVELOPMENT AND PURCHASE AGREEMENT
                                 AND LIMITATIONS

         2.1 Development Services. Contractor shall provide the services necessary to remedy any programming error attributable to Contractor that is determined to exist in the Website, either by replacing the Software or by taking appropriate corrective action. Contractor shall take any such corrective action, make any necessary replacement, or provide other services promptly after Purchaser identifies a claimed programming or other error relating to the Software and notifies Contractor of that error. The development services contemplated by the provisions of this agreement include, but are not necessarily limited to, two (2) day training sessions for those persons designated by Purchaser, which training sessions shall be provided upon Completion of the Website development contemplated by this Agreement and shall be conducted at the premises of Purchaser.

         2.2      Website Content.

                  (a) The Website shall include Purchaser's corporate name and contact information, and shall contain the Features as described herein. Contractor shall design the Website such that potential customers may access the Website, view and place online orders for Purchaser's products. The Website shall also allow Purchaser to tracking of customer identification, purchasing history and ordering in the Database.

                  (b) Purchaser shall be solely responsible for any content appearing on the Website, including, but not limited to, providing any and all links, graphics, images, text, design and layout to for the purpose of Contractor design, development and publication on any and all pages comprising the Website, including product pages.




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




                  (c) Purchaser shall be solely responsible for any and all copyrights, copyrighted material, service or trademarks, including but not limited to, notices, licenses, links and disclaimers pertaining to any and all content appearing on Purchaser's Website.

         2.3 Subsequent Modifications Not Included. If so desired and subsequently agreed to by the parties, Contractor shall provide additional Database or Website development services pursuant to this Agreement with respect to any improvements, modules, similar or related products, upgrades or similar modifications to the Database or Website made by Purchaser or to any computer program comprising or incorporating all or any part of either the Database or the Website. Such modifications will be governed by Section 1.9.

         2.4 Minor Maintenance. This Agreement provides for minor web site pages for a period of six (6) months from the completion date, up to an average of one half hour per regular web page, including updating links and making minor text changes. This shall exclude changes to blocks of text, major page reconstruction, new pages, guestbooks, discussion webs, navigation structure changes, and attempted updates by Purchaser resulting in needed repairs.

         2.5 Access to Data and Computer. On request, Purchaser shall provide Contractor with printouts of the Software or of data in storage that exhibits evidence of a programming error. Purchaser shall provide Contractor with access to Purchaser's computer and sufficient computer time to enable Contractor to duplicate the problem, determine that it results from the Software, and, after corrective action or replacement has taken place, determine that the problem has been alleviated.

         2.6 Copies.

                  (a) Except as provided herein, Purchaser shall not copy any portion of the Software. Purchaser may make one copy (i.e., a backup copy) of the computer program portion of the Software for archival purposes. Purchaser is not authorized to modify or adapt the program or convert it to a different language or configuration: and may not make an additional copy of the licensed computer program for use in adapting, modifying, or converting it as authorized herein. Purchaser shall provide Contractor a written description of the procedures under which it makes backup copies, including any that may involve backup of the Software, and Contractor shall promptly approve or disapprove those procedures. Contractor's approval shall not be unreasonably withheld.



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




                  (b) Purchaser shall keep the Software at its principal place of business or such other place to which the Purchaser's computer hardware may subsequently be moved, and all copies thereof shall be kept at Purchaser's principal place of business.

                  (c) Purchaser shall reproduce and include the appropriate copyright notice, patent notice, trademark, service mark, other proprietary markings, and/or confidential legends on any copies of the Software, including any modifications, adaptations, or conversions.

         2.7 Modifications or Adaptations. Purchaser is free to modify the Database or the Website for its own use and merge it into other material to form revised materials. However, any work beyond Minor Maintenance performed by Contractor after such modifications are made by Purchaser shall be considered a Subsequent Modification subject to the provisions of Section 2.3. Any such revised materials shall be used strictly in accordance with the terms of this Agreement.

                                  ARTICLE III.
                                 PROPERTY RIGHTS

         3.1 Title to Database and Website. Title to the Database and Website shall pass from Contractor to Purchaser upon Completion of development. Contractor acknowledges and agrees that Purchaser shall become and remain the owner of the Database and Website and shall be the owner of all copies thereof made by Purchaser. Contractor reserves the right to display graphics and other web design elements as examples of its work.

         3.2 Nondisclosure of Software. Purchaser and Contractor acknowledge that the Software is confidential in nature and constitutes a trade secret belonging to Contractor that will pass to Purchaser upon Completion of development. Contractor agrees to not to sell, rent, license, distribute, transfer, or, directly or indirectly, disclose or permit the sale, rental, licensing, distribution, transfer, or disclosure of the Software or its contents to any other party and to use its best efforts to prevent inadvertent disclosure of the Software to any third party either during the term of this Agreement or thereafter.

         3.3 Security. Purchaser and Contractor agree to keep the Software in a secure place, under access and use restrictions designed to prevent disclosure of the Software to unauthorized persons and not less strict than those applicable to either party's own trade secrets.



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




         3.4 Degree of Care. Purchaser and Contractor further agree to instruct its personnel to keep the Software confidential by using the same care and discretion that they use with other data designated by Contractor as confidential.

         3.5 Copyright or Other Marks. Purchaser agrees not to remove, deface, or destroy any copyright, patent notice, trademark, service mark, other proprietary markings, or confidential legends placed on or within the Software.

                                   ARTICLE IV
                                     PAYMENT

         4.1 Periodic Payments. In payment for the development and purchase of the Website provided in for this Agreement, Purchaser will pay Contractor the total sum of Two Thousand Five Hundred Dollars ($2,500.00) as a development fee, with a deposit of Five Hundred Dollars ($500.00) payable upon execution of this Agreement, and the balance payable upon completion of the Website.

         4.2 Full Satisfaction. Contractor hereby acknowledges, represents and warrants that the sum of Two Thousand Five Hundred Dollars ($2,500.00) will be in full satisfaction of any and all amounts owed by Purchaser to Contractor under this Agreement. As such, Contractor acknowledges, represents and warrants that Purchaser has no further financial obligation to Contractor under this Agreement beyond this sum.

         4.3 Payment of Taxes. Purchaser shall pay all taxes that may be assessed on the Website or its use, including personal property taxes, sales and use taxes, and excise taxes.

                                    ARTICLE V
                PUBLICATION, DELIVERY, INSTALLATION, AND TRAINING

         5.1 Website Publication. Contractor shall arrange for the publication of an operational version of Purchaser's Website on the website hosting service, as herein described. Contractor shall notify Purchaser of the website hosting company selected at the time of publication of Purchaser's online storefront.

         5.2 Delivery of Database. Contractor shall deliver one copy of the Software for the Database to the Purchaser at Purchaser's principal place of business no later than August 31, 2002, unless otherwise agreed to by the Parties in writing.



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         5.3 Risk of Loss. If the Software is lost or damaged during shipment,
Contractor shall replace it at no additional charge to Purchaser. If the Software is lost or damaged while in Purchaser's possession, Contractor shall replace it on payment by Purchaser of the cost of reproduction.

         5.4 Installation Services. Contractor shall install the computer program portion of the Software for the Database, which shall be installed on the Purchaser's computer systems within 10 days after Completion of development. Technical services shall be provided by Contractor in connection with the installation of the computer program portion of the Database Software at Purchaser's site for two (2) months at no charge.

         5.5 Testing. Contractor shall conduct tests of the Database and Website as needed. All testing shall be conducted in accordance with specifications devised for testing of the Database and Website by Contractor, using projects provided by Purchaser, for a period of 10 days. All testing shall be performed on the Purchaser's computer hardware.

         5.6 Acceptance. The Database and Website shall be deemed to have been accepted by Purchaser when the acceptance criteria prescribed by the specifications devised for testing of the Database and Website by Contractor or after completion of the testing prescribed by Section 5.5 are met, and productive use of the Database and Website by Purchaser not to exceed 30 days. If either the Database or Website are deemed unacceptable, Purchaser shall return Website and Database printouts and Software without change with a report detailing the reasons for its unacceptability.

         5.7 Training. Contractor shall provide 30 days of technical orientation and training for Purchaser's personnel at no charge. Training and orientation shall include printed step-by-step instructions for use of the Database and Website, and be provided at Purchaser's place of business located at 21 Woodswallow, Aliso Viejo, California 92656.

                                   ARTICLE VI
                          WARRANTY AND WARRANTY SERVICE

         6.1 Warranty of Title. Contractor warrants that it has good title to the Software and the right to sell the Software to Purchaser free of any proprietary rights of any other party or any other encumbrance whatever.



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         6.2 Warranty of Title Remedies.

                  (a) Purchaser shall notify Contractor of the assertion of any claim that the Software or Purchaser's use thereof under this Agreement violates the trade secret, trademark, copyright, patent, or other proprietary right of any other party, and shall cooperate with Contractor in the investigation and resolution of any such claim. Contractor shall defend Purchaser against any and all such claims. Contractor shall indemnify and hold Purchaser harmless from any liability for damage, costs, or other loss incurred by Purchaser in connection with any such claim.

                  (b) If the Software becomes, or in Contractor's opinion is likely to become, the subject of a claim of infringement of a copyright or patent, Contractor may procure for Purchaser the right to continue using the Software, replace or modify the Software to render it non-infringing, or discontinue its use.

                  (c) Contractor shall not indemnify Purchaser against any claim or liability based on Purchaser's modification or conversion of the Software and/or the subsequent use of that modification or conversion or use or combination of the Software with programs or data not supplied by Contractor if infringement would have been avoided by the use or combination of the Software with other programs or data.

         6.3 Warranty of Conformity to Specifications. Contractor warrants that the Software shall conform to Contractor's published functional specifications when delivered to purchaser. ANY MODIFICATION OF THE SOFTWARE BY ANY PERSONS OTHER THAN CONTRACTOR SHALL VOID THIS WARRANTY.

         6.4 Remedy for Nonconforming Software. During a period of 18 months after acceptance of the Software by Purchaser, Contractor shall, at its own expense, provide programming services to correct Software defects that cause the Software to fail to conform to Contractor's published functional specifications and that significantly affect its performance in accordance with those specifications, provided that Purchaser has notified Contractor thereof and, upon inspection, Contractor has found the Software to be nonconforming.

                                   ARTICLE VII
                                   TERMINATION




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         7.1 Cause for Termination. The Agreement contemplated herein shall be terminated automatically and without further notice upon the occurrence of any of the following:

                  (a) Expiration of the term specified herein, or of any optional renewal term in the absence of a subsequent renewal in accordance with the terms of this Agreement.

                  (b) Cessation of business by Purchaser or any successor or assign to whom the Website has been legitimately transferred.

                  (c) Commission by Purchaser of an event of default as defined herein.

         7.2 Events of Default. Purchaser shall have committed an event of default, and this Agreement shall terminate, if any of the following occur:

                  (a) Purchaser attempts to use, copy, license, or convey the Database, Software, or Website in any manner contrary to the terms of this Agreement or in derogation of Contractor's proprietary rights in the Database, Software or Website during the development period.

                  (b) Purchaser fails to make timely periodic payments as contemplated by the schedule in Article IV.

                  (c) Purchaser makes an assignment of Purchaser's business for the benefit of creditors.

                  (d) A petition in bankruptcy is filed by or against Purchaser.

                  (e) A receiver, trustee in bankruptcy, or similar officer is appointed to take charge of all or part of Purchaser's property.

                  (f) Purchaser is adjudicated a bankrupt.

         7.3 Effect of Termination. Purchaser agrees that immediately upon the operation of Section 7.1, whether or not it receives notice of termination, it shall immediately return all copies of any software used in developing the Database and Website to Contractor. Upon termination of the license granted hereunder, Contractor's and Purchaser's obligations under this Agreement shall cease.




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                                  ARTICLE VIII
                   NON-DISCLOSURE OF PROPRIETARY INFORMATION;
                      NON-COMPETITION AND NON-CIRCUMVENTION

         8.1 Non-Disclosure of Proprietary and Confidential Information By Contractor. In consideration and recognition of the fact that during the term of this Agreement Contractor may have access to the Proprietary Information or other information and data of a secret and proprietary nature which Purchaser desires to keep confidential, and that Purchaser has furnished, or during the term will furnish such information to Contractor, Contractor agrees and acknowledges (as used in this Article VIII, Contractor shall refer to Contractor and any subsidiaries, affiliates, related entities, officers, agents, shareholders, partners, principals and/or employees) that Purchaser has exclusive proprietary rights to all Proprietary Information, and Contractor hereby assigns to Purchaser all rights that Contractor might otherwise possess in any Proprietary Information. Except as required in the performance of Contractor's duties to Purchaser, Contractor will not at any time during or after the term hereof, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Proprietary Information relating to Purchaser or Purchaser's services, products or business. Contractor agrees to deliver to Purchaser any and all copies of Proprietary Information in the possession or control of Contractor upon the expiration or termination of this Agreement, or at any other time upon request by Purchaser. The provisions of this section shall survive the termination of this Agreement.

         8.2 Non-Competition and Non-Circumvention by Contractor. In consideration and recognition of the fact that Contractor has access to Proprietary Information under the terms and provisions of this Agreement and that Purchaser will be introducing Contractor to various product manufacturers, retailers and distributors, Contractor represents, warrants and covenants to Purchaser as follows:

                  (a) Contractor shall at no time disclose to any person, without Purchaser's prior written consent, any of the terms, conditions or provisions specified in this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any legal proceeding regarding the subject matter of this Agreement.

                  (b) During the term of this Agreement, Contractor shall not circumvent Purchaser for the purpose of transacting any business with any person or entity which business shall interfere with any relationship whatsoever between such person or entity and Purchaser, or use any Proprietary Information to compete with the business of Purchaser. Contractor shall not solicit any of Purchaser's employees, independent Contractors or agents for employment. Contractor shall not hire and/or engage in any way, any enterprise or person that competes with, or is engaged in a business substantially similar to, the business of Purchaser.




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                  (c) Contractor shall not for a period of two (2) years
immediately following the termination of this Agreement with Purchaser, either directly or indirectly (i) make known to any person, firm or corporation the names or addresses of any of Purchaser's clients or any other information pertaining to them or Purchaser's products or services; or (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of Purchaser's clients either on Purchaser's behalf or that of another person, firm or corporation.

                  (d) Contractor acknowledges and agrees that the representations, warranties and covenants made by Contractor and set forth in this section are material and that Purchaser would not enter into this Agreement without Contractor's making such representations, warranties and covenants to Purchaser.

                  (e) Contractor acknowledges and agrees that any breach by Contractor of the representations, warranties and covenants contained herein will cause irreparable harm and loss to Purchaser, which harm and loss cannot be reasonably or adequately compensated in damages in an action at law. Therefore, Contractor expressly agrees that, in addition to any other rights or remedies which Purchaser may possess, Purchaser shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of the representations, warranties and covenants made by Contractor herein.

                  (f) The terms and provisions of this section shall survive the termination of this Agreement for a period of two (2) years.

                                   ARTICLE IX
                          GENERAL TERMS AND CONDITIONS

         9.1 Notices. Unless otherwise provided in this Agreement, any notice required or permitted by this Agreement to be given to either party shall be deemed to have been duly given if in writing and delivered personally or mailed by first-class, registered, or certified mail, postage prepaid and addressed as follows:

         If to Contractor:    Full Circle Promotions, Inc,
                              a Nevada corporation
                              21 Woodswallow
                              Aliso Viejo, California 92656




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




         If to Purchaser:     JCL Style, Inc.,
                              a Delaware corporation
                              19261 Red Bluff Drive
                              Trabuco Canyon, CA 92672

         9.2 Assignment of Contract. Purchaser shall not assign or otherwise transfer its rights under this Agreement, including the license granted hereunder, without the prior written consent of Contractor. Any attempt to make such an assignment without Contractor's consent shall be void. Contractor's consent shall not be unreasonably withheld.

         9.3 Amendments. Contractor and Purchaser agree that this Agreement shall be modified only by a written agreement duly executed by persons authorized to execute agreements on their behalf.

         9.4 Nonwaiver. Contractor and Purchaser agree that no failure to exercise, and no delay in exercising any right, power, or privilege hereunder on the part of either party shall operate as a waiver of any right, power, or privilege. Contractor and Purchaser further agree that no single or partial exercise of any right, power, or privilege hereunder shall preclude its further exercise.

         9.5 Attorneys' Fees. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

         9.6 Severability. If any part of this Agreement is adjudged by any court of competent jurisdiction to be invalid, that judgment shall not affect or nullify the remainder of this Agreement, and the effect shall be confined to the part immediately involved in the controversy adjudged.

         9.7 Governing Law. This Agreement shall be deemed to have been made in, and shall be construed pursuant to, the laws of the State of California.

         9.8 Entire Agreement. Purchaser acknowledges and agrees that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and that it supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

         9.9 Indemnification. Contractor shall save Purchaser harmless from and against and shall indemnify Purchaser for any liability, loss, costs, expenses, or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to property by reason of any act, neglect, default or omission of Contractor or any



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of Contractor's agents, employees, or other representatives, and Contractor shall pay all amounts to be paid or discharged in case of an action or any such damages or injuries. If Purchaser is sued in any court for damages by reason of any of the acts of Contractor, Contractor or such other party shall defend the resulting action (or cause same to be defended) at Contractor's expense and shall pay and discharge any judgment that may be rendered in any such action; if Contractor fails or neglects to so defend in such action, Purchaser may defend such action and any expenses, including reasonable attorneys' fees, which Purchaser may pay or incur in defending such action and the amount of any judgment which Purchaser may be required to pay shall be promptly reimbursed by Contractor upon demand by Purchaser.


IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.

CONTRACTOR
Full Circle Promotions, Inc.,
a Nevada corporation

By:
    -------------------------
     Sean Connelly
Its: President

By:
    -------------------------
     Sean Connelly
Its: Secretary





PURCHASER
JCL Style, Inc.,
a Nevada corporation

By:
    -----------------------
      Craig Schlect
Its: President

By:
    ------------------------
      Liana Schlect
Its:  Secretary